UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2008   (October 22, 2008)

ANCHOR FUNDING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 22, 2008, Anchor Funding Services, Inc. (“Anchor”) entered into agreements to secure a revolving line of credit of up to $1,500,000 in total from George Rubin and Morry Rubin, each of whom are affiliates of Anchor. Each revolving credit note, of which there are two, is in the principal amount of $750,000 or such other amount that shall have been advanced and be outstanding and remain unpaid. Each note bears interest at the rate of 12% per annum and is repayable upon the earlier of (i) demand by lender and (ii) immediately prior to or on the date of Anchor’s entry into a loan agreement with an institutional lender.  To secure Anchor’s obligations under the notes, Anchor granted to each lender a security interest in substantially all the assets of Anchor.  The purpose of this line of credit is to support Anchor’s growing and expanding business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1	Revolving credit note dated October 22, 2008 by and between Anchor and George Rubin.

10.2	Revolving credit note dated October 22, 2008 by and between Anchor and Morry Rubin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

October 24, 2008	By:	/s/ Brad Bernstein
Brad Bernstein
President and Chief Financial Officer

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